UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd. Alomonte Springs, Suite 3000, Florida 32714

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 389-3232

N/A
 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2006, the Company executed a promissory note ( the “Note”) in the principal amount of $387,800. On October 6, 2006 or on demand, the Company must pay the principal due on the Note, and any interest on the unpaid principal balance on the Note. The interest rate on the Note is 12% and in the event of a default, interest for past due amounts shall be eighteen percent per annum.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note in the Principal Amount of $387,800

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: October 5, 2006	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer